SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 2, 2010

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14625	53-0085950
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 744-1000

(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events

The purpose of this Current Report on Form 8-K is to set forth the following information previously filed as part of, or as an exhibit or financial statement schedule to, the Host Hotels & Resorts, Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year December 31, 2009, which information has been revised to reflect certain reclassifications required by U.S. generally accepted accounting principals (“US GAAP”) due to the disposition of The Ritz-Carlton, Dearborn. The revised information includes:

•	Computation of Ratios of Earnings to Fixed Charges;

•	Selected Financial Data;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”);

•	Consolidated Financial Statements and Notes thereto; and

•	Schedule of Real Estate and Accumulated Depreciation.

This information is attached hereto as exhibits 12 and 99.1 through 99.4 and is incorporated herein by reference.

On June 2, 2010, the Company sold The Ritz-Carlton, Dearborn for net proceeds of approximately $3 million. In accordance with US GAAP, the results of this property were presented in the Company’s continuing operations for all fiscal years included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission (“SEC”) on March 1, 2010 (the “2009 Annual Report”) as it did not meet the held-for-sale criteria as of December 31, 2009. In accordance with the accounting pronouncement regarding the impairment or disposal of long-lived assets, the Company reported the results of this hotel as discontinued operations beginning with its Form 10-Q for the quarter and year-to-date periods ended June 18, 2010. The Company is also required by US GAAP to reclassify results of operations from a property disposed or held for sale as discontinued operations during all reported periods. Accordingly, the information included in this Current Report reflects the reclassification of the results of this property as discontinued operations.

The Company has also updated the footnotes to the audited consolidated financial statements to disclose certain significant transactions listed below that occurred subsequent to December 31, 2009. However, investors are cautioned that the MD&A with respect to the three years ended December 31, 2009 presented herein represents the MD&A that the Company filed as part of its 2009 Annual Report updated only to reflect the effect on its results of operations and financial position discussed therein of the sale of the The Ritz-Carlton, Dearborn discussed above. The MD&A presented herein has not been updated or amended to reflect any other information, uncertainties, transactions, risks, events or trends occurring, or known to management, including those listed below, that have occurred subsequent to March 1, 2010, the date on which the Company filed its 2009 Annual Report with the SEC. The items for which the MD&A presented herein have not been updated or amended (but for which the footnotes to the audited consolidated financial statements have been updated) include:

•	The redemption of the $346 million face amount of 7% Series M senior notes;

•	Repayment of the 7.4% mortgage loan secured by the Atlanta Marriott Marquis;

•	Purchase of a mortgage note on a portfolio of hotels for $53 million;

•

The acquisition of the Le Meridien Piccadilly for $47 million in cash, which was funded with proceeds from a $56 million draw on the credit facility, and the assumption of the associated mortgage debt of $51 million;

•	Redemption of the $225 million face amount of the 7 1/8% Series K senior notes;

•	Acquisition of the Westin Chicago River North for $165 million;

•

Acquisition of a 90% ownership interest of the W New York, Union Square for $168 million including the assumption of mortgage debt of $115 million which was subsequently defeased at a cost of $120 million;

•	Acquisition of the JW Marriott, Rio de Janeiro for $48 million;

•	The redemption of $101 million of perpetual preferred stock;

•	The redemption of $250 million of 7 1/8% Series K senior notes;

•	The issuance of an irrevocable notice to repay the mortgage loan on the JW Marriott, Desert Springs on December 10, 2010; and

•	The issuance of approximately 21.0 million common shares under the continuous equity offering program.

In addition, neither the footnotes to the audited consolidated financial statements nor the MD&A presented herein have been amended or updated to reflect the following information:

•	Modification of the Company’s operating outlook for 2010;

•	Modification of the Company’s forecast on the range of expected dividends per share for 2010; and

•	all other events relating to the results of operations for the first three quarters of 2010 and through the date of this filing.

Investors should read the information contained in this current report together with the other information contained in the Company’s 2009 Annual Report, the Company’s periodic reports on Form 10-Q for the quarters ended March 26, 2010, June 18, 2010 and September 10, 2010 filed with the SEC on May 3, 2010, July 27, 2010 and October 15, 2010, respectively, and other information filed with, or furnished to, the SEC after March 1, 2010.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.
12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Consolidated financial statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009

99.4	Schedule of Real Estate and Accumulated Depreciation as of December 31, 2009

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: November 30, 2010

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